UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

SiRF Technology Holdings, Inc., a Delaware corporation (the “Company”), CSR plc, a company organized under the laws of England and Wales (“CSR”), and Shannon Acquisition Sub, Inc., a Delaware corporation that is a direct, wholly-owned subsidiary of CSR (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of February 9, 2009 (the “Merger Agreement”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of CSR.

As a result of the Merger, subject to certain exceptions, (i) each issued and outstanding share of common stock, par value $0.0001 per share, of the Company will be converted into the right to receive 0.741 (the “Exchange Ratio”) of a fully paid ordinary share of CSR, subject to anti-dilution adjustment, (ii) each issued and outstanding option to acquire shares of the Company’s common stock issued under any equity compensation plan of the Company, whether vested or unvested, will be converted into an option (A) exercisable for that number of CSR’s ordinary shares equal to the product of (x) the aggregate number of shares of the Company’s common stock for which such option was exercisable multiplied by (y) the Exchange Ratio, rounded down to the nearest whole share, and (B) with an exercise price per share equal to (x) the aggregate exercise price of such option divided by (y) the number of CSR’s ordinary shares for which such converted stock option shall be exercisable; and (iii) each issued and outstanding restricted stock unit with respect to shares of common stock granted pursuant to any equity compensation plan of the Company, whether vested or unvested, will be converted into a restricted stock unit, on the same terms and conditions (including applicable vesting requirements and deferral provisions) as applied to each such restricted stock unit, with respect to the number of CSR’s ordinary shares that is equal to the number of shares of the Company’s common stock subject to the restricted stock unit multiplied by the Exchange Ratio (rounded to the nearest whole share). Holders of the Company’s common stock prior to the merger will receive cash in the merger in lieu of fractional ordinary shares of CSR.

The completion of the Merger is subject to certain conditions, including, among others: (i) adoption of the Merger Agreement by the Company’s shareholders; (ii) approval of the transactions contemplated by the Merger Agreement by CSR’s shareholders; (iii) effectiveness of admission of the CSR’s ordinary shares to be issued to Company’s shareholders to the Official List of the United Kingdom Listing Authority and to trading on the London Stack Exchange’s main market for listed securities, subject only to allotment; (iv) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) absence of laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit consummation of the Merger; and (vi) effectiveness under the Securities Act of 1933 of the registration statement relating to the CSR Ordinary Shares to be issued to the Company’s shareholders and absence of any stop order in respect thereof or proceedings by the SEC for that purpose.

Each of the Company and CSR has made representations and warranties in the Merger Agreement. The Company has also agreed to various covenants and agreements, including, among other things: (i) to conduct its operations in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternate transactions during the period between the execution of the Merger Agreement and the closing of the Merger. CSR has also agreed to various covenants and agreements, including among other things, (i) to refrain from taking any action that would be reasonably expected to materially diminish the value of its business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternate transactions during the period between the execution of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains specified termination rights for the parties. The Company would be required to pay CSR a termination fee of approximately $3.66 million if: (i) the Merger Agreement is terminated in certain circumstances where the Company receives a proposal to acquire the Company that the board of directors of the Company determines is a Superior Proposal (as defined in the Merger Agreement); (ii) the board of directors of the Company withdraws, modifies or amends its recommendation to approve the Merger in any manner adverse to CSR; provided that such withdrawal, modification or amendment was not based on facts that, were the Merger to be consummated on the date of such withdrawal, modification or amendment, would result in CSR’s representations and warranties not being accurate and which inaccuracies would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect CSR; or (iii) (A) a proposal to acquire the Company has been publicly made or proposed to the Company’s stockholders or otherwise publicly announced (whether or not conditional) and not withdrawn; (B) the Merger Agreement is terminated due to the failure of the Company’s shareholders to adopt the Merger Agreement; and (C) within six months following such termination, the Company enters into a contract providing for the implementation of a proposal to acquire the Company (which proposal is ultimately consummated) or consummates any such proposal, whether or not such proposal was the same takeover proposal referred to in clause (A). CSR would be required to pay the Company a termination fee of approximately $3.66 million if the Merger Agreement is terminated by the Company because the board of directors of CSR withdraws, modifies or amends its recommendation to approve the Merger in any manner adverse to the Company; provided that such withdrawal, modification or amendment was not based on facts that, were the Merger to be consummated on the date of such withdrawal, modification or amendment, would result in the Company’s representations and warranties not being accurate and which inaccuracies would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, CSR, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, CSR or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and CSR.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of the Company concerning the Merger and other future events and their potential effects on the Company, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. The risks and uncertainties we face include, without limitation: the ability to obtain the approval of the transaction by the Company’s stockholders and CSR’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected cost and revenue synergies from the transaction in the amounts or in the timeframe anticipated; the ability to integrate the Company’s businesses into those of CSR in a timely and cost-efficient manner; the development of the markets for the Company’s and CSR’s products, the combined company’s ability to develop and market a multifunction radio product containing our GPS-based location technology and CSR’s Bluetooth technology in a timely fashion; weak current economic conditions, uncertain future economic conditions and the difficulty in predicting sales, even in the short-term; factors affecting the quarterly results of the Company, CSR and the combined company, sales cycles, price reductions, dependence on and qualification of foundries to manufacture the products of the Company, CSR and the combined company, production capacity, the ability to adequately forecast demand, customer relationships, the ability of the Company, CSR and the combined company to compete successfully, our product warranties, the impact of legal proceedings, the impact of the intellectual property indemnification practices of the Company, CSR and the combined company; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. RISK FACTORS” of our Quarterly Report on Form 10-Q for the quarter ended September 27, 2008 filed with the Securities and Exchange Commission, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect our actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving the Company and CSR. In connection with the proposed merger, CSR intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form F-4 containing a proxy statement/prospectus for the stockholders of the Company and each of the Company and CSR plan to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. THIS ANNOUNCEMENT DOES NOT CONSTITUTE, OR FORM PART OF, AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about the Company and CSR at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to SiRF Technology Holdings, Inc., 217 Devcon Drive, San Jose, CA, 95112-4211, Attention: Investor Relations, +1 (408) 392-8480 or CSR plc, Unit 400, Cambridge Science Park, Milton Road, Cambridge, CB4-0WH, United Kingdom, Attention: Investor Relations, +44 (0) 1223 692 000.

The Company and its directors and executive officers, CSR and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s revised proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on July 3, 2008. The Company has been informed by CSR that none of CSR’s directors and executive officers holds any direct or indirect interests in the Company. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers and CSR and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger, when filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 9, 2009, among CSR plc, Shannon Acquisition Sub, Inc. and SiRF Technology Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2009

SIRF TECHNOLOGY HOLDINGS, INC.
By:	/s/ Dennis Bencala
Name: Dennis Bencala
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 9, 2009, among CSR plc, Shannon Acquisition Sub, Inc. and SiRF Technology Holdings, Inc.